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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 File No. 333-113116, Form S-4 File No. 333-110683, and Form S-8 File Nos. 33 48890, 33-65190, 33-51275, 33-58017, 333-01211, 333-06403, 333-08651, 333-15977, 333-40849, 333-76445, 333-48780, 333-71628 and 333-100124) of Silicon Graphics, Inc. of our report dated July 22, 2004 with respect to the consolidated financial statements and schedule of Silicon Graphics, Inc. included in the Annual Report (Form 10-K) for the year ended June 25, 2004.

Palo Alto, California
September 2, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM